INVESTMENT ADVISORY AGREEMENT
AGREEMENT made this 24th day of January, 2014, between Aspiration Funds (the "Trust"), a Delaware statutory trust having its principal place of business at 188 West Northern Lights Boulevard, Suite 920, Anchorage, Alaska 99503, on behalf of the Fund(s) listed on Schedule A, and Aspiration Fund Adviser, LLC (the "Investment Adviser"), an investment adviser having its principal place of business at 9200 Sunset Boulevard, Los Angeles, California 90069.
WHEREAS, the Trust is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");
WHEREAS, the Investment Adviser is registered with the Securities and Exchange Commission (the "Commission") under the Investment Advisers Act of 1940, as amended; and
WHEREAS, the Trust desires to retain the Investment Adviser to furnish investment advisory and administrative services to certain investment portfolios of the Trust and may retain the Investment Adviser to serve in such capacity with respect to certain additional investment portfolios of the Trust, all as now or hereafter may be identified in Schedule A hereto as such Schedule may be amended from time to time (each investment portfolio is individually referred to herein as a "Fund" and collectively as the "Funds") and the Investment Adviser represents that it is willing and possesses legal authority to so furnish such services without violation of applicable laws and regulations;
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
1.
Appointment.  The Trust hereby appoints the Investment Adviser to act as investment adviser to the Fund(s) for the period and on the terms set forth in this Agreement.  The Investment Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.  Additional investment portfolios may from time to time be added to those covered by this Agreement by the parties executing a new Schedule A, which shall become effective upon its execution and shall supersede any Schedule A having an earlier date.

2.	Delivery of Documents. The Trust has furnished the Investment Adviser with copies, properly certified or authenticated, of each of the following:
(a)	the Trust's Certificate of Trust, filed with the Delaware Secretary of State on October 22, 2013, and any and all amendments thereto or restatements thereof (the "Certificate of Trust");
(b)	The Trust's Agreement and Declaration of Trust, executed as of October 16, 2013, and any and all amendments thereto or restatements thereof;
(c)	the Trust's By-Laws and any and all amendments thereto or restatements thereof;

(d)	resolutions of the Trust's Board of Trustees authorizing the appointment of the Investment Adviser and approving this Agreement;
(e)	the Trust's Notification of Registration on Form N-8A under the 1940 Act, as filed with the Commission, and all amendments thereto;
(f)	the Trust's Registration Statement on Form N-1A under the Securities Act of 1933, as amended (the "1933 Act"), and under the 1940 Act as filed with the Commission and all amendments thereto; and
(g)
the most recent Prospectus, Summary Prospectus and Statement of Additional Information of each of the Funds (such Prospectus, Summary Prospectus and Statement of Additional Information, as presently in effect, and all amendments and supplements thereto, are herein collectively referred to as the "Prospectus").

The Trust will furnish the Investment Adviser from time to time with copies of all amendments of or supplements to the foregoing.
3.
Management.  Subject to the supervision of the Trust's Board of Trustees, the Investment Adviser will provide a continuous investment program for the Fund(s), including investment research and management with respect to all securities and investments and cash equivalents in the Fund(s).  The Investment Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Trust with respect to the Fund(s).  The Investment Adviser will provide the services under this Agreement in accordance with each Fund's investment objectives, policies, and restrictions as stated in the Prospectus and resolutions of the Trust's Board of Trustees.  The Investment Adviser further agrees that it:

(a)	will use the same skill and care in providing such services as it uses in providing services to its other accounts for which it has investment responsibilities;
(b)
will conform with all applicable Rules and Regulations of the Commission under the 1940 Act and, in addition, will conduct its activities under this Agreement in accordance with any applicable regulations of any governmental authority pertaining to the investment advisory activities of the Investment Adviser;

(c)
will place or cause to be placed orders for a Fund either directly with the issuer or with any broker or dealer.  Subject to the provisions of Section 28(e) of the Securities Exchange Act of 1934, as amended, the Investment Adviser may effect securities transactions which cause the Fund to pay an amount of commission in excess of the amount of commission another broker or dealer would have charged, provided that the Investment Adviser determined in good faith that such amount of commission is reasonable in relation to the value of brokerage and research services provided by the broker or dealer utilized by the Investment Adviser.  However, a broker or dealer's sale or promotion of Fund shares shall not be a factor considered by the Investment Adviser or its personnel responsible for selecting brokers or dealers to effect securities transactions on behalf of the Fund(s), nor shall the Investment Adviser enter into any agreement or understanding under which it will direct brokerage transactions or revenue generated by those transactions to brokers or dealers to pay for distribution of Fund shares.  In no instance will portfolio securities be purchased from or sold to the Trust's principal underwriter, the Investment Adviser, or any affiliated person of the Trust, the Trust's principal underwriter, or the Investment Adviser, except to the extent permitted by the 1940 Act and the Commission;

(d)
will maintain all books and records with respect to the securities transactions of the Fund(s) and will furnish the Trust's Board of Trustees with such periodic and special reports as the Board may request; and

(e)
will treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and the Fund(s), including a Fund's portfolio holdings, and prior, present, or potential shareholders, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Investment Adviser may be exposed to civil or criminal contempt proceedings for failure to comply when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.

The Investment Adviser may, subject to the approval of the Trust's Board of Trustees, appoint a sub-adviser to provide the services contemplated hereunder; provided, however, that the Investment Adviser shall not be relieved of any of its obligations under this Agreement by the appointment of such sub-adviser and provided further, that the Investment Adviser shall be responsible, to the extent provided in Section 8 hereof for all acts of such sub-adviser as if such acts were its own.
4.
Services Not Exclusive.  The investment management services furnished by the Investment Adviser hereunder are not to be deemed exclusive, and the Investment Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

5.
Books and Records.  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Adviser hereby agrees that all records which it maintains for the Fund(s) are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request.  The Investment Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

6.
Expenses.  During the term of this Agreement, the Investment Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions, if any, taxes, borrowing costs (such as dividend expenses on securities sold short and interest)) purchased for the Fund.  The Investment Adviser shall not be obligated under this Agreement to pay expenses of or for the Trust or any Fund not expressly assumed by the Investment Adviser in this Section 6 or as the Investment Adviser may voluntarily assume by separate written agreement.

7.
Compensation.  For the services provided and the expenses assumed pursuant to this Agreement, the Fund(s) will pay the Investment Adviser and the Investment Adviser will accept as full compensation therefor a fee as set forth on Schedule A hereto.  The obligation of the Fund(s) to pay the above-described fee to the Investment Adviser will begin as of the date of the initial public sale of shares in the Fund(s).  The fee attributable to a Fund shall be the obligation of that particular Fund and not of any other Fund.

8.
Limitation of Liability.  The Investment Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the performance of this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or a loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Investment Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

9.
Duration and Termination.  This Agreement will become effective with respect to each Fund listed on Schedule A as of the date first written above (or, if a particular Fund is not in existence on that date, on the date a registration statement relating to that Fund becomes effective with the Commission), provided that it shall have been approved by vote of a majority of the outstanding voting securities of such Fund, in accordance with the requirements under the 1940 Act, and, unless sooner terminated as provided herein, shall continue in effect until January 24, 2016.  Thereafter, if not terminated, this Agreement shall continue in effect as to a particular Fund for successive one-year terms, provided that such continuance is specifically approved at least annually (a) by the vote of a majority of those members of the Trust's Board of Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the vote of a majority of the Trust's Board of Trustees or by the vote of a majority of all votes attributable to the outstanding shares of such Fund.  Notwithstanding the foregoing, this Agreement may be terminated as to a particular Fund at any time on 60 days' written notice, without the payment of any penalty, by the Trust (by vote of the Trust's Board of Trustees or by vote of a majority of the outstanding voting securities of such Fund) or by the Investment Adviser.  This Agreement will immediately terminate in the event of its assignment.  As used in this Agreement, the terms "majority of the outstanding voting securities", "interested persons" and "assignment" shall have the same meanings as ascribed to such terms in the 1940 Act.

10.
Investment Adviser's Representations.  The Investment Adviser hereby represents and warrants that it is willing and possesses all requisite legal authority to provide the services contemplated by this Agreement without violation of applicable law and regulations.

11.
Use of Name.  The Trust and the Investment Adviser acknowledge that all rights to the name "Aspiration" or any variation thereof belong to Aspiration Partners LLC ("Aspiration Partners").  Aspiration Partners has consented to the use by the Trust and by each Fund to the identifying word "Aspiration" in the name of the Trust and of each Fund.  Such consent is conditioned upon the Trust's employment of an affiliate of Aspiration Partners as investment adviser to the Trust and to each Fund.  There is no charge to the Trust for the consent to use this name.

12.
Confidentiality. Without the prior consent of the other party, no party shall disclose Confidential Information (as defined below) of any other party received in connection with the services provided under this Agreement. The receiving party shall use the same degree of care as it uses to protect its own confidential information of like nature, but no less than a reasonable degree of care, to maintain in confidence the Confidential Information of the disclosing party. The foregoing provisions shall not apply to any information that (i) is, at the time of disclosure, or thereafter becomes, part of the public domain through a source other than the receiving party, (ii) is subsequently learned from a third party that, to the knowledge of the receiving party, is not under an obligation of confidentiality to the disclosing party, (iii) was known to the receiving party at the time of disclosure, or (iv) is generated independently by the receiving party, or (v) is disclosed pursuant to applicable law, subpoena, applicable professional standards, request of a governmental or regulatory agency, or other process after reasonable notice to the other party. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity, to an injunction or injunctions without bond or other security to prevent breaches of this provision.

For the purpose of this Agreement, Confidential Information shall mean NPPI (as defined below), any information identified by either party as "Confidential" and/or "Proprietary" or which, under all of the circumstances, ought reasonably to be treated as confidential and/or proprietary, or any nonpublic information obtained hereunder concerning the other party.

Nonpublic personal information relating to shareholders of the Trust ("NPPI") provided by, or at the direction of, the Trust to the Adviser, or collected or retained by the Investment Adviser in the course of performing its duties and responsibilities under this Agreement shall remain the sole property of the Trust. The Investment Adviser shall not give, sell or in any way transfer such Confidential Information to any person or entity, other than affiliates of the Investment Adviser except in connection with the performance of the Investment Adviser's duties and responsibilities under this Agreement, at the direction of the Trust or as required or permitted by law (including applicable anti-money laundering laws). The Investment Adviser represents, warrants and agrees that it has in place and will maintain physical, electronic and procedural safeguards reasonably designed to protect the security, confidentiality and integrity of, and to prevent unauthorized access to or use of records and information relating to shareholders of the Trust. The Investment Adviser represents to the Trust that it has adopted a statement of its privacy policies and practices as required by Regulation S-P and agrees to provide the Trust with a copy of that statement annually.

The parties agree to comply with any and all regulations promulgated by the Securities and Exchange Commission or other applicable laws regarding the confidentiality of shareholder information.

The provisions of this Section shall survive the termination of this Agreement.

13.
Amendment of this Agreement.  No provision of this Agreement may be changed, waived, discharged or terminated orally, and no amendment of this Agreement shall be effective until approved by the Board, including a majority of the trustees who are not interested persons of the Adviser or of the Trust, cast in person at a meeting called for the purpose of voting on such approval, and (if required under interpretations of the 1940 Act by the Securities and Exchange Commission or its staff) by vote of the holders of a majority of the outstanding voting securities of the Fund to which the amendment relates.

14.	Governing Law. This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of Delaware.
15.
Miscellaneous.  A copy of the Certificate of Trust is on file with the Secretary of State of Delaware, and notice is hereby given that this Agreement is executed by the Trust on behalf of the Fund(s) by an officer of the Trust as an officer and not individually and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property belonging to the Trust.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.
Aspiration Funds

By:	/s/ Andrei Cherny
Name:	Andrei Cherny
Title:	President

Aspiration Fund Adviser, LLC

By:	/s/ Andrei Cherny
Name:	Andrei Cherny
Title:	President

DATED: January 24, 2014

SCHEDULE A
TO THE
INVESTMENT ADVISORY AGREEMENT
BETWEEN ASPIRATION FUNDS
AND
ASPIRATION FUND ADVISER, LLC
Updated: March 30, 2015

Name of Fund	Compensation
Aspiration Flagship Fund	Annual rate of 0.00% of the average daily net assets of the Fund.
Aspiration US Sustainable Equity Fund	Annual rate of 0.00% of the average daily net assets of the Fund.

Aspiration Funds

By:
Name:	Andrei Cherny
Title:	President

Aspiration Fund Adviser, LLC

By:
Name:	Andrei Cherny
Title:	President